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                                                                     Exhibit 5.1

                        OPINION AND CONSENT OF COUNSEL

                                 May 31, 2001

Airspan Networks Inc.
13450 West Sunrise Boulevard, Suite 430
Sunrise, FL 33323

     Re:  Registration Statement on Form S-8 of Airspan Networks Inc.

Ladies and Gentlemen:

     We have acted as counsel to Airspan Networks Inc. (the "Company") in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") relating to the registration of shares (the "Shares") of Common Stock, $0.0003 par value per share, of the Company that may be issued pursuant to the Airspan Networks Inc. 1998 Stock Option and Restricted Stock Plan (the "Plan").

     In connection therewith, we have reviewed the Company's Articles of Incorporation, Bylaws and minutes of appropriate meetings, and we are familiar with the proceedings to date with respect to the Plan and the proposed issuance of the Shares and have examined such records, documents and questions of law, and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

     Based on the foregoing, it is our opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Washington.

     2. The Shares, as and when acquired in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable under the Washington Business Corporation Act when certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance of the Shares.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                              Very truly yours,

                              Preston Gates & Ellis LLP

                              By /s/ Christopher H. Cunningham
                                 Christopher H. Cunningham